================================================================================

                                  SCHEDULE 14A
                                   (RULE 14a)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                              EXCHANGE ACT OF 1934
                             (AMENDMENT NO.      )

Filed by the Registrant  [X]

Filed by a Party other than the Registrant  [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  CONFIDENTIAL, FOR USE OF THE COMMISSION
                                               ONLY (AS PERMITTED BY RULE 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12

                                 OM GROUP, INC.
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1) Title of each class of securities to which transaction applies: .......

     (2) Aggregate number of securities to which transaction applies: ..........

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined): ............

     (4) Proposed maximum aggregate value of transaction: ......................

     (5) Total fee paid: .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid: ...............................................

     (2) Form, Schedule or Registration Statement No.: .........................

     (3) Filing Party: .........................................................

     (4) Date Filed: ...........................................................

================================================================================

                                 OM GROUP, INC.
                                   TOWER CITY
                              3800 TERMINAL TOWER
                           CLEVELAND, OHIO 44113-2204

                                   NOTICE OF
                         ANNUAL MEETING OF STOCKHOLDERS
                             TO BE HELD MAY 5, 1998

     Notice is hereby given that the 1998 Annual Meeting of Stockholders of OM Group, Inc. will be held at the Ritz Carlton -- Cleveland, 1515 West Third Street, Cleveland, Ohio 44113, on Tuesday, May 5, 1998, at 11:00 a.m., for the following purposes:

     1.  To elect two Directors;

     2. To amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, from 30,000,000 to 60,000,000;

     3. To approve the 1998 Long-Term Incentive Compensation Plan, effectively amending the 1992 Long-Term Incentive Compensation Plan;

     4. To confirm the appointment of Ernst & Young LLP as independent auditors; and

     5. To transact such other business as properly may come before the meeting or any adjournment thereof.

     Stockholders of record at the close of business on March 20, 1998 are entitled to notice of and to vote at the meeting. A stockholder who executes and returns the accompanying proxy may revoke such proxy at any time before it is voted at the meeting by following the procedures set forth in the attached Proxy Statement.

                                         Michael J. Scott, Secretary

Cleveland, Ohio
April 3, 1998

                                 OM GROUP, INC.
                                   TOWER CITY
                              3800 TERMINAL TOWER
                           CLEVELAND, OHIO 44113-2204

                                PROXY STATEMENT

                              GENERAL INFORMATION

     The accompanying proxy is solicited by the Board of Directors of OM Group, Inc. (the "Company") and will be voted in accordance with the instructions given in the proxy if it is returned duly executed and is not revoked. A stockholder may revoke a proxy at any time before it is voted by giving notice to the Company in writing or in open meeting. Attendance at the meeting will not in and of itself revoke a proxy.

     This Proxy Statement and the accompanying proxy were first mailed to stockholders on or about April 3, 1998. The record date for determination of stockholders entitled to vote at the meeting was the close of business on March 20, 1998. On that date, the outstanding voting securities of the Company were 22,066,626 shares of Common Stock, par value $.01 per share ("Common Stock"). Each share of Common Stock is entitled to one vote. Provided a quorum is present, the affirmative vote of a majority of the shares present in person or by proxy at the meeting will be sufficient to elect directors, to amend the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, to approve the 1998 Long-Term Incentive Compensation Plan and to ratify Ernst & Young LLP as auditors of the Company. Abstentions will be deemed to be present for the purpose of determining a quorum for the meeting, but will be deemed not voting on the issues or matters as to which the abstention is applicable.

     So far as the Company is aware, no matters other than those stated in the notice will be presented to the meeting for action on the part of the stockholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares to which the proxy relates, in accordance with their best judgment.

     The cost of soliciting proxies will be borne by the Company. The Company will, upon request, reimburse brokerage houses, custodians, nominees and others for their out-of-pocket and reasonable clerical expenses incurred in connection with such solicitation. For purposes of obtaining board representation at the meeting, Corporate Investor Communications, Inc. has been retained by the Company for distribution services, and if necessary, to assist in solicitation of proxies, at an anticipated cost of approximately $2,000 plus postage costs. In addition, directors, officers and employees of the Company, acting on its behalf and without being additionally compensated, may make additional requests by letter, telephone or in person for the return of proxies.

                             ELECTION OF DIRECTORS

     The authorized number of directors of the Company is presently fixed at seven, divided into three classes each designed to serve three-year terms. Two classes have two members and one class has three members. The term of the Class I directors expires at the annual stockholders meeting for election of directors in 2000, the term of the Class II directors expires at the annual stockholders meeting for election of directors in 1998, and the term of the Class III directors expires at the annual stockholders meeting for the election of directors in 1999.

     For election as directors at the Annual Meeting of Stockholders to be held on May 5, 1998, the Board of Directors has recommended the election of Eugene Bak and Frank E. Butler to serve as Class II directors for three-year terms expiring in 2001. If any of the nominees becomes unavailable for election, the accompanying proxy may be voted for a substitute, or will be voted in favor of holding a vacancy to be filled by the directors. The Company has no reason to believe that any nominee will be unavailable. The nominees receiving the largest number of votes will be elected to the director positions to be filled.

     The following information is provided regarding each nominee for election as a director and each of the other directors who will continue in office after the meeting.

NOMINEES FOR ELECTION

[PHOTO]                     EUGENE BAK, age 64, has been President and Chief Operating
                            Officer of OM Group, Inc. since 1994. From 1992 to 1994, Mr.
                            Bak was President of Mooney Chemicals, Inc. From 1970 to
                            1992, Mr. Bak held various management positions at Mooney
                            Chemicals, Inc., including Vice President of Operations and
                            Manager of the Company's Franklin, Pennsylvania, facility.
                            Mr. Bak received a B.S. in chemical engineering from The
                            Ohio State University and an M.B.A. from Seton Hall
                            University.
[PHOTO]                     FRANK E. BUTLER, age 62, was appointed as a director of the
                            Company in 1996 to fill a vacancy. From 1992 until his
                            retirement in 1997, Mr. Butler was President and General
                            Manager of the Coatings Division of The Sherwin-Williams
                            Company, a manufacturer, distributor and retailer of
                            coatings and related products. From 1957 to 1992, Mr. Butler held various engineering positions in the Chemical Division of Sherwin-Williams. Mr. Butler received a masters degree in chemistry from Iowa State University.

DIRECTORS WHOSE TERMS OF OFFICE WILL CONTINUE AFTER THE MEETING

[PHOTO]                     LEE R. BRODEUR, age 69, has been a director of the Company since 1991 and a director of Mooney Chemicals, Inc. since
                            1987. Mr. Brodeur was employed by the Firestone Tire &
                            Rubber Company, Akron, Ohio from 1951 until his retirement as Vice Chairman of that company in 1986. Mr. Brodeur's term expires in 1999.

[PHOTO]                     THOMAS R. MIKLICH, age 50, has been a director of the
                            Company since 1993. Mr. Miklich has been employed by
                            Invacare Corporation as Chief Financial Officer and General
                            Counsel since 1993. Prior to joining Invacare, Mr. Miklich was Executive Vice President, Chief Financial Officer and a
                            Director of Van Dorn Company. For 22 years prior to that,
                            Mr. Miklich was employed with The Sherwin-Williams Company where he held several financial positions, culminating as
                            their Senior Vice President and Chief Financial Officer. Mr.
                            Miklich's term expires in 1999.
[PHOTO]                     JAMES P. MOONEY, age 50, is Chairman of the Board and has
                            been a director and Chief Executive Officer of OM Group,
                            Inc. since 1991. From 1991 to 1994, Mr. Mooney was President of OM Group, Inc. From 1979 to 1991, Mr. Mooney was
                            President and Chief Executive Officer of Mooney Chemicals,
                            Inc. Mr. Mooney received a B.A. degree in history from
                            Quincy University, where he is a member of the Board of
                            Trustees. Mr. Mooney retired as a director of Brush Wellman
                            Inc., a leading supplier of high performance engineered
                            materials, in 1997. Mr. Mooney is John E. Mooney's brother.
                            Mr. Mooney's term expires in 1999.
[PHOTO]                     JOHN E. MOONEY, AGE 47, was appointed as a director of the
                            Company in 1995 to fill a vacancy. For the past 11 years,
                            Mr. Mooney has been President of Sachem, Inc., a specialty chemical manufacturer. Mr. Mooney received a B.A. in
                            Economics from the University of Toronto. Mr. Mooney is
                            James P. Mooney's brother. Mr. Mooney's term as director
                            expires in 2000.
[PHOTO]                     MARKKU TOIVANEN, age 57, has been a director of OM Group,
                            Inc. since 1991. Since 1996, Mr. Toivanen has served as
                            Senior Vice President of Strategic Development of Outokumpu
                            Oy. From 1993 to 1996, Mr. Toivanen served as President and
                            Chief Executive Officer of Outokumpu Metals & Resources Oy
                            ("OMR"). From 1992 to 1993, Mr. Toivanen served as OMR's
                            Executive Vice President and Chief Operating Officer. From
                            1991 to 1992, Mr. Toivanen served as Chairman and Chief
                            Executive Officer of Outokumpu Mines Ltd. (Canada), a wholly owned subsidiary of Outokumpu Oy. Mr. Toivanen and Antti
                            Aaltonen, Vice President of Operations for Kokkola Chemicals
                            Oy, are brothers-in-law. Mr. Toivanen's term as director
                            expires in 2000.

                        SECURITY OWNERSHIP OF DIRECTORS,
                     OFFICERS AND CERTAIN BENEFICIAL OWNERS

     The following table sets forth, as of January 31, 1998, information concerning the number of shares of Common Stock of the Company beneficially owned by each director, nominee and executive officer named in the Summary Compensation Table individually and by all executive officers and directors of the Company as a group. No executive officer or director other than Mr. Mooney owns more than 1% of the outstanding shares of Common Stock of the Company. Mr. Mooney owns 4.8% and all executive officers and directors as a group own approximately 8.1% of such shares. The totals shown below for each person and for the group include shares held personally, shares held by family members, shares held under the Profit-Sharing Plan, and shares acquirable within sixty days of the above date by the exercise of stock options granted under the Company's stock option plan.

                 AMOUNT AND NATURE OF BENEFICIAL OWNERSHIP (1)

               NAME OF                 DIRECTLY    PROFIT-SHARING    EXERCISABLE
          BENEFICIAL OWNER             OWNED(2)       PLAN(3)        OPTIONS(4)       TOTAL
          ----------------             --------    --------------    -----------    ---------
Eugene Bak...........................    3,450         15,301           111,190       129,941
Lee R. Brodeur.......................    5,750            -0-            10,885        16,635
Frank E. Butler......................      200            -0-             4,275         4,475
Thomas E. Fleming....................      -0-            -0-            70,441        70,441
James M. Materna.....................    1,050          1,903           108,149       111,102
Thomas R. Miklich....................   16,500            -0-             9,933        26,433
James P. Mooney......................  613,716         41,335           402,225     1,057,276
John E. Mooney.......................    9,636            -0-             3,186        12,822
Kari Muuraiskangas...................      -0-            -0-           102,168       102,168
Markku Toivanen......................      -0-            -0-            13,387        13,387
All Directors and Officers as a Group
  (consisting of 16 persons).........  655,252         85,267         1,048,487     1,789,006

---------------

(1) Each person has sole voting and investment power with respect to all shares shown except as indicated below.

(2) Includes shares owned by or jointly with family members.

(3) The persons indicated have limited investment power with respect to the shares held in the Profit-Sharing Plan.

(4) Represents shares subject to stock options that are exercisable currently or within 60 days of January 31, 1998.

     The following table sets forth information concerning each person known by the Company to be the beneficial owner of more than 5% of its outstanding Common Stock or stock convertible into Common Stock.

                                             AMOUNT AND NATURE
          NAME AND ADDRESS OF                  OF BENEFICIAL            PERCENTAGE
           BENEFICIAL OWNER                      OWNERSHIP               OF CLASS
          -------------------                -----------------          ----------
The Capital Group Companies, Inc.
  333 South Hope Street
  Los Angeles, California 90071                  2,211,150(l)              10.0%
Baron Capital Group, Inc.
  767 Fifth Avenue
  New York, New York 10153                       1,378,750(2)               6.2%

Jurika & Voyles, L.P.
  1999 Harrison Street, Suite 700
  Oakland, California 94612                      1,284,798(3)               5.8%

---------------

(1) Information regarding share ownership was obtained from a Schedule 13G filed on February 10, 1998 by The Capital Group Companies, Inc., a parent holding company of a group of investment management companies. The Capital Group Companies, Inc. has sole dispositive power with respect to 2,211,150 shares of the shares listed herein and sole voting power with respect to 1,101,150 of these shares. Capital Guardian Trust Company, a wholly owned subsidiary of The Capital Group Companies, Inc., is the beneficial owner of 1,161,150 shares of the shares listed herein or 5.3% of the Company's outstanding Common Stock. Neither The Capital Group Companies, Inc., nor any of its affiliates owns any shares of the Company for its own account. Rather, the shares reported in the table are owned by accounts under the discretionary investment management of one or more of the investment management companies.

(2) Information regarding share ownership was obtained from a Schedule 13G filed on February 17, 1998 by Baron Capital Group, Inc., a parent holding company of a group of investment management companies. Bamco, Inc. and Baron Capital Management, Inc. are subsidiaries of Baron Capital Group, Inc. Baron Asset Fund is an investment advisory client of Bamco, Inc. Ronald Baron owns a controlling interest in Baron Capital Group, Inc. Baron Capital Group, Inc. has sole dispositive power and sole voting power for 1,378,750 shares.

(3) Information regarding share ownership was obtained from a Schedule 13G filed on February 6, 1998 by Jurika & Voyles, L.P., an investment adviser. Jurika & Voyles, L.P. has sole dispositive power with respect to 1,284,798 shares of the shares listed herein and sole voting power with respect to 1,237,577 of these shares.

               COMMITTEES AND MEETINGS OF THE BOARD OF DIRECTORS

     The Company's Board of Directors held four regularly scheduled meetings and one special meeting during 1997. The Board has a standing Audit and Finance Committee and a standing Compensation Committee. During 1997, each director attended at least 80% of the meetings of the Board and those committees on which he served.

     The Audit and Finance Committee, currently composed of Messrs. Lee R. Brodeur, Thomas R. Miklich and Markku Toivanen, engages in the functions usual to an audit committee of a publicly held corporation, including recommendations as to the engagement of independent accountants; review with the independent accountants of the proposed scope of and plans for annual audits and review of audit results; review of the adequacy of internal financial controls; and review of any problems identified by the auditors. During 1997, the Audit and Finance Committee met six times.

     The Compensation Committee, currently composed of Messrs. Lee R. Brodeur and Frank E. Butler, held five meetings during 1997. The functions of the Compensation Committee are to review, consider and recommend candidates for election as officers of the Company; to review and authorize rates of compensation for officers; to designate those employees who will receive grants of stock options and other stock awards under the Company's Long-Term Incentive Compensation Plan and the type and size of such grants; and to determine the bonus levels for key executives and middle management employees under the Company's bonus program.

COMPENSATION OF DIRECTORS

     Directors who are officers of the Company receive no additional compensation for serving as directors. The Company has a compensation policy for its outside directors which includes a director's fee of $20,000 per annum and an annual fee of $2,500 per committee for service on the Audit and Finance Committee or Compensation Committee. Committee chairmen also receive $500 per annum per committee chaired. In addition, each outside director receives a fee of $1,000 for each Board and committee meeting attended. Directors may elect to receive their compensation in the form of cash, stock options or restricted stock under the Company's Non-Employee Directors' Equity Compensation Plan. Under this plan, directors may purchase stock options for a price equal to the difference between the exercise price (75% of fair market value on date of grant) and the fair market value per share. Restricted shares may be purchased at a price equal to fair market value per share. Also, directors electing to receive restricted stock receive additional restricted stock equal to 5% of newly applied cash compensation. Directors are reimbursed for their travel and other expenses incurred in attending Board and committee meetings.

                             EXECUTIVE COMPENSATION

EXECUTIVE COMPENSATION

     Summary Compensation Table. The following table sets forth all compensation awarded to, earned by or paid to (i) the Company's Chief Executive Officer and (ii) the Company's next four most highly compensated executive officers (collectively, the "Named Officers"), for services rendered in all capacities to the Company during 1995, 1996 and 1997.

                           SUMMARY COMPENSATION TABLE

                                                                     LONG-TERM
                                                                   COMPENSATION
                                                                      AWARDS
                                                                  ---------------
                                                                  SECURITIES AND
                                                                    UNDERLYING
                                         ANNUAL COMPENSATION           STOCK
           NAME AND                      --------------------         OPTIONS            ALL OTHER
      PRINCIPAL POSITION        YEAR     SALARY      BONUS(2)     (SHARES)(3),(4)     COMPENSATION(1)
      ------------------        ----     -------     --------     ---------------     ---------------
James P. Mooney                 1995     365,000     365,000          57,000               168,353
Chairman and CEO of the         1996     405,000     405,000          56,400               128,044
  Company                       1997     445,000     500,000          55,000               132,277
Eugene Bak                      1995     230,000     172,500          30,000                87,858
President and COO of the        1996     265,000     225,000          29,700                66,711
  Company                       1997     300,000     281,250          35,000             1,396,657
Thomas E. Fleming               1995     180,000     108,000          14,250                22,500
Corporate Vice President and    1996     200,000     120,000          14,100                47,772
  Chief Marketing Officer       1997     245,000     162,000          20,000               702,500
Kari Muuraiskangas              1995     185,000     111,000          14,288                   -0-
President of OMG Europe         1996     200,000     120,000          14,130                   -0-
  GmbH                          1997     220,000     132,000          10,000                   -0-
James M. Materna                1995     180,000     108,000          14,250                59,189
Chief Financial Officer of      1996     190,000     144,000          14,850                47,946
  the Company                   1997     200,000     173,000          25,000                75,026

---------------

(1) This amount represents amounts contributed for the Named Officer under the Company's qualified Profit-Sharing Plan and amounts accrued under the OM Group, Inc. Benefit Restoration Plan.

(2) Amounts awarded to the Named Officer under the Company's Bonus Program for Key Executives and Middle Management.

(3) Adjusted to give effect to the 3-for-2 stock split on December 2, 1996.

(4) H. Burnham Tinker and John Holtzhauser exercised certain stock options in 1997 receiving $689,200 and $255,086, respectively. These compensation amounts numerically placed Mr. Tinker and Mr. Holtzhauser among the Company's four most highly compensated executive officers, but Mr. Tinker and Mr. Holtzhauser have not been included in the Summary Compensation Table because the amounts received on exercise of the stock options represent an amount of compensation that is not part of a recurring arrangement.

     Option Grants Table. The following table sets forth additional information concerning individual grants of stock options pursuant to the Company's Long-Term Incentive Compensation Plan made by the Company during 1997 to the Named Officers, which options are included in the Summary Compensation Table above. In each case, the options were granted at fair market value on the date of grant ($39.94) for a term of 10 years expiring October 27, 2007. The stock options vest at December 31, 1998.

                              OPTION GRANTS TABLE

                                                                          POTENTIAL REALIZABLE VALUE AT
                                                                             ASSUMED ANNUAL RATES OF
                                                          % OF TOTAL         STOCK APPRECIATION FOR
                                 NUMBER OF SECURITIES   OPTIONS GRANTED            OPTION TERM
                                  UNDERLYING OPTIONS     TO EMPLOYEES     -----------------------------
             NAME                      GRANTED              IN 1997            5%              10%
             ----                --------------------   ---------------   -------------   -------------
James P. Mooney................         55,000                24%          $1,381,600      $3,500,750
Eugene Bak.....................         35,000                15%             879,200       2,227,750
Thomas E. Fleming..............         20,000                 9%             502,400       1,273,000
Kari Muuraiskangas.............         10,000                 4%             251,200         636,500
James M. Materna...............         25,000                11%             628,000       1,591,250

                        AGGREGATED OPTION EXERCISES AND
                       FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth information concerning unexercised options to purchase Common Stock held by the Named Officers at December 31, 1997:

                                      NUMBER OF SECURITIES
                                 UNDERLYING UNEXERCISED OPTIONS    VALUE OF UNEXERCISED IN-THE-MONEY
                                        HELD AT 12/31/97                OPTIONS AT 12/31/97(1)
                                 -------------------------------   ---------------------------------
             NAME                 EXERCISABLE     UNEXERCISABLE     EXERCISABLE      UNEXERCISABLE
             ----                 -----------     -------------     -----------      -------------
James P. Mooney................     402,225           55,000         $9,800,669                0
Eugene Bak.....................     111,190           35,000          2,037,300                0
Thomas E. Fleming..............      70,441           20,000          2,140,123                0
Kari Muuraiskangas.............     102,168           10,000          2,354,221                0
James M. Materna...............     108,149           25,000          2,662,244                0

---------------

(1) Based on fair market value at December 31, 1997 @ $36.63.

REPORT OF THE COMPENSATION COMMITTEE

     Executive Compensation Policy. The Compensation Committee of the Board of Directors (the "Committee"), comprised solely of outside directors of the Company, is responsible for setting the policies and approving the practices of the Company in its compensation to executive officers of the Company and its subsidiaries, including those executive officers named in the compensation tables in this Proxy Statement. The Committee's general policy on executive compensation is to provide a significant incentive to management to achieve annual profit goals and to increase the value of the Company's stock. The policy is intended to cause a significant portion of total executive compensation to be contingent upon Company performance and in the form of annual and longer-term incentives.

     In carrying out its responsibilities in 1997, the Committee considered the following:

     1. The Company's financial performance;

     2. The Company's general policies and practices for compensation of employees;

     3. The recommendations of the Company's management concerning compensation of individual key employees; and

     4. Advice from independent compensation consultants concerning all aspects of the Company's compensation policies, including how its policies and practices compare to the policies and practices of other comparable companies.

     The three major components of the Company's executive officer compensation program are (1) base compensation and annual adjustments thereto paid pursuant to employment contracts with executive officers, (2) annual bonuses paid pursuant to the Bonus Program for Key Executives and Middle Management, and (3) stock options issued at fair market value pursuant to the Company's 1992 Long-Term Incentive Compensation Plan.

     Employment Contracts with Executive Officers. The Company has entered into employment contracts with each of its executive officers. The employment contracts establish the position of each executive officer and provide that the executive officer will devote his full professional attention to the Company and that the Company will not materially decrease his level of responsibility. Each contract provides for automatic yearly renewals unless the contract is terminated by either party upon six months' prior notice.

     Each contract provides for base compensation which may be increased annually, but not decreased. In considering annual adjustments to an executive officer's base compensation, the Committee considers both Company and individual performance. In addition, executive officers' base salaries are targeted between the median and 75th percentile of comparably sized companies in the chemical and non-durable goods manufacturing industries. Each contract also provides for annual bonuses paid pursuant to the Company's Bonus Program for Key Executives and Middle Management described below.

     The Company may terminate each contract at any time with or without cause. If terminated for cause, an officer is entitled to compensation accrued up to the time of termination. If terminated without cause, the officer is entitled to accrued compensation and to receive all base compensation, incentive bonuses and fringe benefits due under his contract for the later of the expiration of the current contract term or one year after delivery of notice of termination with respect to Eugene Bak and Thomas E. Fleming and two years after delivery of notice of termination with respect to James P. Mooney, Kari Muuraiskangas and James M. Materna. If the officer resigns for any reason, he is entitled to accrued compensation and to receive all base compensation for three months following the effective date of termination of his employment.

     Bonus Program for Key Executives and Middle Management. The Company pays annual bonuses to certain employees, including executive officers, based primarily on the Company's operating profit. In deciding annual bonus amounts, the Committee reviews the Company's performance against a predetermined consolidated operating profit goal, approved annually by the Board of Directors as part of the Company's financial budgeting process. Annual bonuses are then paid pursuant to a schedule approved by the Board of

Directors which sets forth specified percentages of base compensation payable as annual bonuses based upon the level of attainment of the predetermined operating profit goal. Based on this performance, executive officers, other than the CEO, received annual bonuses ranging from 60% to 94% of their annual base salaries in 1997.

     1992 Long-Term Incentive Compensation Plan. Executive officers and other key employees also received compensation pursuant to the Company's 1992 Long-Term Incentive Compensation Plan (the "Incentive Plan"). The Incentive Plan is designed to promote the Company's growth and profitability by providing, through Common Stock ownership, incentives to attract and retain highly talented persons to provide managerial and administrative services to the Company and to motivate such persons to use their best efforts on the Company's behalf. The Incentive Plan provides for the granting of stock options, stock appreciation rights, restricted stock awards and phantom stock (collectively, "Awards"). An aggregate of 1,523,438 shares of Common Stock are reserved for issuance pursuant to the Incentive Plan. If approved by the stockholders, the 1998 Long-Term Incentive Compensation Plan will replace the Incentive Plan.

     The Incentive Plan is administered by the Committee. Subject to the provisions of the Incentive Plan, the Committee is authorized to determine who may participate in the Incentive Plan, the Awards made to each participant and the terms and conditions applicable to each Award. The number of stock options granted to executive officers and key employees during 1997 depended principally upon the individual's level of responsibility within the Company and the Committee's assessment of individual performance and contribution.

     CEO Compensation and Company Performance. In setting Mr. James P. Mooney's compensation for 1997, the Committee considered the Company's financial performance during the previous four quarters, Mr. Mooney's personal performance and comparative data on the salaries for chief executive officers of comparably-sized companies in the chemical and non-durable goods manufacturing industries. The Committee also considered various factors of corporate performance, including profitability, market position, productivity, product leadership and the balancing of short-term and long-term goals. Based on the Committee's review of these factors, Mr. Mooney's employment contract, as amended, provided for base compensation of $445,000 in 1997, reflecting a 10% increase in his 1996 base compensation.

     Mr. Mooney's contract also provides for bonuses in accordance with the Bonus Program for Key Executives and Middle Management. The Committee reviewed the Company's 1997 performance against the predetermined consolidated operating profit goal for 1997. Based upon the Company's level of attainment of this goal, Mr. Mooney's annual bonus for 1997 was $500,000, constituting a bonus greater in amount than his base compensation.

     On October 27, 1997, the Committee approved a grant of 55,000 option shares to Mr. Mooney pursuant to the Incentive Plan. The size of the grant was based on the Committee's consideration of the size of stock option grants to chief executive officers with pay and responsibility comparable to that of Mr. Mooney and its qualitative assessment of Mr. Mooney's performance during 1997.

                                        The Compensation Committee

                                        Lee R. Brodeur, Chairman
                                        Frank E. Butler

PERFORMANCE COMPARED TO CERTAIN STANDARDS

     The chart set forth below compares the Company's cumulative total stockholder return to (a) that of the Standard & Poor's 500 Index, and (b) that of S&P Chemicals (Specialty) Index. In all cases, the information is presented on a dividend reinvested basis.

                COMPARISON OF 50 MONTH CUMULATIVE TOTAL RETURN*
                   AMONG OM GROUP, INC., THE S & P 500 INDEX
                   AND THE S & P CHEMICALS (SPECIALTY) INDEX

                                    [Graph]

                           RELATED PARTY TRANSACTIONS

     Relationship with Outokumpu Oy and Affiliates. Mr. Markku Toivanen, a Director of the Company, is Senior Vice President of Strategic Development of Outokumpu Oy, the Company's former majority stockholder. The Company has certain business relationships with Outokumpu and its affiliates which are described as follows:

     Certain raw materials are procured from or with the assistance of Outokumpu affiliates including nickel and cobalt. Amounts paid to Outokumpu affiliates pursuant to these arrangements amounted to approximately $47,370,000 in 1997. Kokkola's production facility also purchases certain utilities including electricity through OMR affiliates in order to secure bulk quantity discounts with such payments totaling approximately $5,547,000 in 1997. The Company has certain other arrangements with Outokumpu affiliates relating to a service agreement, a lease, and research and development. The aggregate of the amounts paid during 1997 pursuant to these other arrangements amounted to approximately $3,410,000.

     The Company has entered into a Retirement Benefit Agreement with Eugene Bak, President of the Company. This Agreement provides that if Mr. Bak works until retirement age, he will receive a yearly retirement benefit until his death of 60% of his salary earned in his last year of employment. The amount of the retirement benefit will be reduced by benefits received from the Company's Profit-Sharing Plan and its Benefit Restoration Plan for executive officers. The Agreement also provides for certain benefits in the event Mr. Bak becomes disabled prior to retirement or if his death occurs less than five years after his retirement.

                   PROPOSAL TO AMEND THE AMENDED AND RESTATED
                    CERTIFICATE OF INCORPORATION TO INCREASE
                THE NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

     Article FOURTH of the Company's Amended and Restated Certificate of Incorporation currently fixes the authorized number of shares of the Company's Common Stock at 30,000,000 and the authorized number of shares of Preferred Stock at 2,000,000. For the reasons discussed below, the Board of Directors has approved and recommends for stockholder approval an amendment to increase the number of authorized shares of Common Stock by 30,000,000 (the "Additional Shares") to 60,000,000. No change is being proposed in the authorized number of shares of Preferred Stock.

     Of the 30,000,000 currently authorized shares of Common Stock, at December 31, 1996 there were 18,759,346 shares issued. This left approximately 11,240,654 authorized but unissued shares available for future use. An additional 3,450,000 shares were issued in April 1997 as a result of the Company's public offering.

     The amendment would increase the available number of authorized but unissued shares to approximately 37,790,654 at December 31, 1997. While the Company does not have any commitment or understanding at this time for the issuance of the Additional Shares, the Board believes that it is desirable to have them available for possible stock splits or other stock distributions, acquisitions, financings, employee benefit plans or other purposes not currently foreseeable. The amendment would allow the Board to authorize the issuance of the Additional Shares without further stockholder approval, unless required for a particular transaction by applicable law, regulation or the rules of any stock exchange on which the Company's securities are listed.

     The authorization of the Additional Shares would not, by itself, have any effect on the rights of the Company stockholders. The issuance of the Additional Shares for corporate purposes other than a stock split could have, among other things, a dilutive effect on earnings per share and on the equity and voting power of stockholders at the time of the issuance. In addition, the increase in authorized shares could render more difficult under certain circumstances or discourage an attempt to obtain control of the Company, whether through a tender offer or otherwise, by, for example, allowing the issuance of shares that would dilute the share ownership of a person attempting to obtain control. This proposal is not, however, being made in response to any effort of which the Company is aware to accumulate shares or obtain control of the Company.

     The amendment requires the affirmative vote of the holders of a majority of the outstanding shares of Common Stock. If the amendment were approved, Article FOURTH would be amended to read as follows:

          FOURTH: (a) The aggregate number of shares of stock which the Corporation shall have authority to issue is Sixty-Two Million (62,000,000) shares, consisting of Two Million (2,000,000) shares of Preferred Stock with a par value of One Cent ($.01) per share and Sixty Million (60,000,000) shares of Common Stock with a par value of One Cent ($.01) per share.

     The Board of Directors recommends that the stockholders vote FOR the amendment.

                     PROPOSAL TO APPROVE THE 1998 LONG-TERM
               INCENTIVE COMPENSATION PLAN, EFFECTIVELY AMENDING
                 THE 1992 LONG-TERM INCENTIVE COMPENSATION PLAN

     At its October 27, 1997 meeting, The Board of Directors adopted, subject to stockholder approval, the 1998 Long-Term Incentive Compensation Plan (the "Plan"). The Board believes that the Plan provides a balanced approach to rewarding key employees linked to total return to stockholders as reflected in stock price appreciation.

SUMMARY OF CHANGES

     The principal change in the Plan, as compared to the 1992 Long-Term Incentive Compensation Plan as previously in effect, is the modification of the number of shares available for issuance under the Plan from a predetermined numerical figure to a percentage of the total number of issued and outstanding shares of the Company.

WHY AMEND THE 1992 LONG-TERM INCENTIVE COMPENSATION PLAN?

     The amendment to the 1992 Long-Term Incentive Compensation Plan removes the stipulation regarding issuance of a maximum number of shares in specific time periods. This change will provide additional flexibility in administering the Plan and in awarding those shares available under the Plan in order to realize the full potential benefit of such an incentive program.

SUMMARY OF THE 1998 LONG-TERM INCENTIVE COMPENSATION PLAN

     The following is a summary of the material features of the Plan. The full text of the Plan is attached as Appendix A, and the following summary is qualified in its entirety by reference to it.

     Purpose. The purpose of the Plan is to attract, retain and motivate key employees of the Company by offering incentive compensation tied to the performance of the Company and its stock price and, therefore, more closely aligned with the interests of stockholders.

     Administration. The Plan will be administered by the Compensation Committee, composed of not less than two directors appointed by the Board. Each member of the Compensation Committee shall, at all times during their service as such, be a "non-employee director" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934. The Compensation Committee shall have conclusive authority to construe and interpret the Plan and any Award Agreement entered into thereunder, and to establish, amend and rescind administrative policies for the administration of the Plan; and such additional authority as the Board of Directors may from time to time determine to be necessary or desirable.

     Term. The plan shall become effective as of January 1, 1998 subject to its approval by Company stockholders.

     Eligibility. Those persons eligible to participate in the Plan shall include officers and other key employees of the Company and its subsidiaries whose performance, as determined by the Compensation Committee, can have a significant effect on the growth, profitability and success of the Company.

     Shares Subject to the Plan. Subject to adjustment as provided in the Plan, the total number of shares of Common Stock available under the Plan in each calendar year shall be one and a half percent (1.5%) of the total number of issued and outstanding shares of Common Stock of the Company as of December 31st of the immediately preceding calendar year; provided that no more than two million (2,000,000) shares of Common Stock shall be available for the award of incentive stock options under the Plan.

     Participation. The Compensation Committee shall select, from time to time, key employees who, in the opinion of the Compensation Committee, can further the Plan's purposes and the Compensation Committee shall determine the type or types of awards to be made to the participant. The terms, conditions and restrictions of each award shall be set forth in an Award Agreement.

     Stock Options. Awards may be granted in the form of non-statutory stock options and incentive stock options.

     Stock Appreciation Rights ("SARs"). Awards may be granted in the form of SARs. SARs entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the Award Agreement to the market value of the shares of Common Stock on the date of exercise or surrender.

     Restricted Stock Awards. Awards may be granted in the form of Restricted Stock Awards. Restricted Stock Awards are subject to such terms, conditions, restrictions, or limitations as the Compensation Committee deems appropriate.

     Phantom Stock. Awards may be granted in the form of Phantom Stock Awards. Phantom Stock Awards entitle the individual to receive the market value or the appreciation in value of an equivalent number of shares of Common Stock on a settlement date determined by the Compensation Committee.

     Payment of Awards. Payment of awards may be made in cash, stock, a combination of cash and stock or any other form of property in the Compensation Committee's discretion. Payment may also be made in lump sums or installments as determined by the Compensation Committee.

     Change in Control. In the event of a "change in control" of the Company: stock options not otherwise exercisable shall become fully exercisable; SARs not otherwise exercisable shall become exercisable; all restrictions previously established with respect to Restricted Stock Awards will conclusively be deemed to have been satisfied; all conditions and restrictions previously established with respect to Phantom Stock Awards will conclusively be deemed to have been satisfied and fulfilled and participants shall be entitled to receive shares in satisfaction of their rights under the Award Agreement; and with respect to Performance Shares, all previously established performance targets will be conclusively deemed to have been met.

     Tax Matters. Section 162(m) of the Internal Revenue Code prohibits a publicly held corporation, such as the Company, from claiming a deduction on its federal income tax return for compensation in excess of $1 million paid for a given fiscal year to the chief executive officer (or person acting in that capacity) at the end of the corporation's fiscal year and the four most highly compensated officers of the corporation, other than the chief executive officer, at the end of the corporation's fiscal year. The $1 million compensation deduction limitation does not apply to "performance-based" compensation under
Section 162(m) of the Code.

     The final regulations promulgated by the Internal Revenue Service under
Section 162(m) (the "Final Regulations") set forth a number of requirements which must be satisfied in order for compensation paid under the Plan to qualify as "performance-based" for purposes of Section 162(m). The Company is seeking stockholder approval of the Plan in order to qualify certain compensation awarded under the Plan as "performance-based" for purposes of Section 162(m).

     The affirmative vote of the holders of a majority of the shares of the Company Common Stock present and entitled to vote at the meeting is required to approve the Plan.

     The Board of Directors recommends that the stockholders vote FOR the Plan.

                            DESIGNATION OF AUDITORS

     Upon the recommendation of the Audit and Finance Committee, the Board of Directors has appointed Ernst & Young LLP, independent auditors, to audit the financial statements of the Company for the current year ending December 31, 1998, subject to the approval by the stockholders.

     Representatives of Ernst & Young LLP will be at the Annual Meeting of Stockholders and will have the opportunity to make a statement if they so desire and will be available to respond to questions.

               STOCKHOLDER PROPOSALS FOR THE 1999 ANNUAL MEETING

     Any stockholder who intends to present a proposal at the 1999 annual meeting and who wishes to have the proposal included in the Company's proxy statement and form of proxy for that meeting must deliver the proposal to the Company no later than December 4, 1998.

                                                  OM GROUP, INC.

                                                  Michael J. Scott
                                                  Secretary

                                                                      APPENDIX A

                                 OM GROUP, INC.

                   1998 LONG-TERM INCENTIVE COMPENSATION PLAN

1.       PURPOSE

         The purpose of the Plan is to advance the long-term interests of OM Group, Inc. by (i) motivating executive personnel by means of long-term incentive compensation, (ii) furthering the identity of interests of participants with those of the shareholders of the Corporation through the ownership and performance of the Common Stock of the Corporation, and (iii) permitting the Corporation to attract and retain directors and executive personnel upon whose judgment the successful conduct of the business of the Corporation largely depends. Toward this objective, the Committee may grant stock options, stock appreciation rights, restricted stock awards, phantom stock and/or performance shares to Key Employees of the Corporation and its Subsidiaries, and shall grant stock options to non-employee directors of the Corporation, on the terms and subject to the conditions set forth in the Plan.

2.       DEFINITIONS

         2.1 "Administrative Policies" means the administrative policies and procedures adopted and amended from time to time by the Committee to administer the Plan.

         2.2 "Award" means any form of stock option, stock appreciation right, restricted stock award, phantom stock or performance share granted under the Plan, whether singly, in combination, or in tandem, to a Participant by the Committee pursuant to such terms, conditions, restrictions and limitations, if any, as the Committee may establish by the Award Agreement or otherwise.

         2.3 "Award Agreement" means a written agreement with respect to an Award between the Corporation and a Participant establishing the terms, conditions, restrictions and limitations applicable to an Award. To the extent an Award Agreement is inconsistent with the terms of the Plan, the Plan shall govern the rights of the Participant thereunder.

         2.4 "Board" means the Board of Directors of the Corporation.

         2.5 "Change In Control" means a change in control of the Corporation of a nature that would be required to be reported (assuming such event has not been "previously reported") in response to Item 6(e) of schedule 14A of Regulation 14A promulgated under the Exchange Act; provided that, without limitation, a Change In Control shall be deemed to have occurred at such time after January 1, 1992 as (i) any "person" within the meaning of Section 14(d) of the Exchange Act, becomes the beneficial owner, directly or indirectly, of securities of the Corporation representing 50% or more of the combined voting power of the Corporation's then outstanding securities, or (ii) during any period of two consecutive years, individuals who at the beginning of such period constitute the Board of Directors cease for any reason to constitute at least a majority thereof unless the election or the nomination for election by the Corporation's shareholders, of each new director was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period.

         2.6 "Change in Control Price" means the higher of (i) the mean of the high and low trading prices for the Corporation's Common Stock on the Stock Exchange on the date of determination of the Change in Control or (ii) the highest price per share actually paid for the Common Stock in connection with the Change in Control of the Corporation.

         2.7 "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         2.8 "Committee" means the Compensation Committee of the Board, or such other committee designated by the Board, authorized to administer the Plan under
Section 3 hereof.

         2.9 "Common Stock" means Common Stock, par value $.01, of the Corporation.

         2.10 "Corporation" means OM Group, Inc.

         2.11 "Exchange Act" means the Securities Exchange Act of 1934, as amended.

         2.12 "Key Employee" means an employee of the Corporation or a Subsidiary who holds a position of responsibility in a managerial, administrative or professional capacity, and whose performance, as determined by the Committee in the exercise of its sole and absolute discretion, can have a significant effect on the growth, profitability and success of the Corporation.

         2.13 "Participant" means any individual to whom an Award has been granted by the Committee under this Plan.

         2.14 "Plan" means the OM Group, Inc. 1998 Omnibus Long-Term Compensation Plan.

         2.15 "Stock Exchange" means the New York Stock Exchange or, if the Common Stock is no longer traded on the New York Stock Exchange, such other market price reporting system on which the Common Stock is traded or quoted designated by the Committee after it determines that such other exchange is both reliable and reasonably accessible.

         2.16 "Subsidiary" means a corporation or other business entity in which the Corporation directly or indirectly has an ownership interest of fifty-one percent or more.

3.       ADMINISTRATION

         The Plan shall be administered under the supervision of the Committee composed of not less than two directors each of whom shall be deemed to be "a Non-Employee Director" under Rule 16b-3 of the Exchange Act or any subsequent rule or act.

         Members of the Committee shall serve at the pleasure of the Board of Directors, and may resign by written notice filed with the Chief Executive Officer or the Secretary of the Corporation. A vacancy in the membership of the Committee shall be filled by the appointment of a successor member by the Board of Directors. Until such vacancy is filled, the remaining members shall constitute a quorum and the action at any meeting of a majority of the entire Committee, or an action unanimously approved in writing, shall constitute action of the Committee. Subject to the express provisions of this Plan, the Committee shall have conclusive authority to construe and interpret the Plan, any Award Agreement entered into hereunder and to establish, amend and rescind Administrative Policies for the administration of this Plan and shall have such additional authority as the Board of Directors may from time to time determine to be necessary or desirable.

         In addition, in order to enable Key Employees who are foreign nationals or employed outside the United States, or both, to receive Awards under the Plan, the Committee may adopt such amendments, Administrative Policies, subplans and the like as are necessary or advisable, in the opinion of the Committee, to effectuate the purposes of the Plan.

4.       ELIGIBILITY

         Any Key Employee is eligible to become a Participant in the Plan.

5.       SHARES AVAILABLE

         (a) Shares of Common Stock available for issuance under the Plan may be authorized and unissued shares or treasury shares. Subject to the adjustments provided for in Sections 17 and 18 hereof, the maximum number of shares of Common Stock available for grant of Awards under the Plan during any calendar year shall be equal to the sum of:

                  (i) One and one-half percent of the total number of issued and outstanding shares of Common Stock of the Corporation as of the December 31st of the immediately preceding calendar year (the "1 1/2 Limit");

                  (ii) Any unused portion of the 1 1/2% Limit from prior calendar years during the term of the Plan; and

                  (iii) Any shares of Common Stock related to Awards which terminated during prior calendar years during the term of the Plan by expiration, forfeiture, cancellation or otherwise without the issuance of such shares or cash in lieu thereof;

         Notwithstanding the foregoing, (I) not more than two million shares of Common Stock shall be available for the award of incentive stock options under the Plan; (II) at no time shall the number of shares deemed to be available for grant in any calendar year exceed two percent of the total number of issued and outstanding shares of Common Stock of the Corporation; and

(III) at no time shall the number of shares available for grant in any calendar year to any one person exceed two hundred thousand.

         (b) For purposes of calculating the number of shares of Common Stock deemed to be granted hereunder during any calendar year, each Award, whether denominated in stock options, stock appreciation rights, restricted stock or phantom stock, shall be deemed to be a grant of a number of shares of Common Stock equal to the number of shares represented by the stock options, shares of restricted stock, performance shares, shares of phantom stock or stock appreciation rights set forth in the Award, provided, however, in the case of any Award as to which the exercise of one right nullifies the exercisability of another (including, by way of illustration the grant of a stock option with Tandem SARs (as hereinafter defined)), the number of shares deemed to have been granted shall be the maximum number of shares (and/or cash equivalents) that could have been acquired upon the maximum exercise or settlement of the Award.

         (c) For purposes of calculating the number of shares available for regrant in any year, the portion of any Award that has been settled by the payment of cash or the issuance of shares of Common Stock, or a combination thereof, shall not be available for re-grant under the Plan, irrespective of the value of the settlement or the method of its payment. The settlement of an Award shall not be deemed to be the grant of an Award hereunder.

6.       TERM

         The Plan shall become effective as of January 1, 1998, subject to approval of the Plan by the Corporation's stockholders at the 1998 annual meeting. No Awards shall be exercisable or payable before approval of the Plan has been obtained from the Corporation's stockholders.

7.       PARTICIPATION

         The Committee shall select, from time to time, Participants from those Key Employees who, in the opinion of the Committee, can further the Plan's purposes and the Committee shall determine the type or types of Awards to be made to the Participant. The terms, conditions and restrictions of each Award shall be set forth in an Award Agreement.

8.       STOCK OPTIONS

         (a) Grants. Awards may be granted in the form of stock options. Stock options may be incentive stock options within the meaning of Section 422 of the Code or non-statutory stock options (i.e., stock options which are not incentive stock options), or a combination of both, or any particular type of tax advantage option authorized by the Code from time to time.

         (b) Terms and Conditions of Options. An option shall be exercisable in whole or in such installments and at such times as may be determined by the Committee; provided, however, that no stock option shall be exercisable more than ten years after the date of grant thereof. The option exercise price shall be established by the Committee, but such price shall not be less than the per share fair market value of the Common Stock, as determined by the Committee, on the date of the stock option's grant subject to adjustment as provided in Sections 17 or 18 hereof.

         (c) Restrictions Relating to Incentive Stock Options. Stock options issued in the form of incentive stock options shall, in addition to being subject to all applicable terms, conditions, restrictions and/or limitations established by the Committee, comply with Section 422 of the Code. Incentive Stock Options shall be granted only to full time employees of the Corporation and its subsidiaries within the meaning of Section 425 of the Code. The aggregate fair market value (determined as of the date the option is granted) of shares with respect to which incentive stock options are exercisable for the first time by an individual during any calendar year (under this Plan or any other plan of the Corporation or any Subsidiary which provides for the granting of incentive stock options) may not exceed $100,000 or such other number as may be applicable under the Code from time to time. Any incentive stock option that is granted to any employee who is, at the time the option is granted, deemed for purposes of Section 422 of the Code, or any successor provision, to own shares of the Corporation possessing more than ten percent of the total combined voting power of all classes of shares of the Corporation or of a parent or subsidiary of the Corporation, shall have an option exercise price that is at least one hundred ten percent of the fair market value of the shares at the date of grant and shall not be exercisable after the expiration of five years from the date it is granted.

         (d) Additional Tents and Conditions. The Committee may, by way of the Award Agreement or otherwise, establish such other terms, conditions, restrictions and/or limitations, if any, on any stock option Award, provided they are not inconsistent with the Plan.

         (e) Payment. Upon exercise, a participant may pay the option exercise price of a stock option in cash or shares of Common Stock, Stock Appreciation Rights or a combination of the foregoing, or such other consideration as the Committee may deem appropriate. The Committee shall establish appropriate methods for accepting Common Stock and may impose such conditions as it deems appropriate on the use of such Common Stock to exercise a stock option.

9.       STOCK APPRECIATION RIGHTS

         (a) Grants. Awards may be granted in the form of stock appreciation rights ("SARs"). SARs shall entitle the recipient to receive a payment equal to the appreciation in market value of a stated number of shares of Common Stock from the price stated in the Award Agreement to the market value of the Common Stock on the date of exercise or surrender. An SAR may be granted in tandem with all or a portion of a related stock option under the Plan ("Tandem SARs"), or may be granted separately ("Freestanding SARs"). A Tandem SAR may be granted either at the time of the grant of the related stock option or at any time thereafter during the term of the stock option. An SAR may be exercised no sooner than six months after it is granted. In the case of SARs granted in tandem with stock options granted prior to the grant of such SARs, the appreciation in value shall be appreciation from the option exercise price of such related stock option to the market value of the Common Stock on the date of exercise.

         (b) Terms and Conditions of Tandem SARs. Subject to limitations contained in the preceding paragraph, a Tandem SAR shall be exercisable to the extent, and only to the extent, that the related stock option is exercisable. Upon exercise of a Tandem SAR as to some or all of the shares covered by an Award, the related stock option shall be cancelled automatically to the extent of the number of SARs exercised, and such shares shall not thereafter be eligible for grant under Section 5 hereof.

         (c) Terms and Conditions of Freestanding SARs. Freestanding SARs shall be exercisable in whole or in such installments and at such times as may be determined by the Committee. The base price of a Freestanding SAR shall also be determined by the Committee; provided, however, that such price shall not be less that the fair market value of the Common Stock, as determined by the Committee, on the date of the award of the Freestanding SAR.

         (d) Deemed Exercise. The Committee may provide that an SAR shall be deemed to be exercised at the close of business on the scheduled expiration date of such SAR, if at such time the SAR by its terms is otherwise exercisable and, if so exercised, would result in a payment to the participant.

         (e) Additional Terms and Conditions. The Committee may, consistent with the Plan, by way of the Award Agreement or otherwise, determine such other terms, conditions, restrictions and/or limitations, if any, on any SAR Award, including but not limited to determining the manner in which payment of the appreciation in value shall be made.

10.      RESTRICTED STOCK AWARDS

         (a) Grants. Awards may be granted in the form of Restricted Stock Awards. Restricted Stock Awards shall be awarded in such numbers and at such times as the Committee shall determine.

         (b) Award Restrictions. Restricted Stock Awards shall be subject to such terms, conditions, restrictions, or limitations as the Committee deems appropriate including, by way of illustration but not by way of limitation, restrictions on transferability, requirements of continued employment or individual performance or the financial performance of the Corporation. The Committee may modify, or accelerate the termination of, the restrictions applicable to a Restricted Stock Award under such circumstances as it deems appropriate.

         (c) Rights as Shareholders. During the period in which any restricted shares of Common Stock are subject to the restrictions imposed under the preceding paragraph, the Committee may, in its discretion, grant to the Participant to whom such restricted shares have been awarded all or any of the rights of a shareholder with respect to such shares, including, by way of illustration but not by way of limitation, the right to vote such shares and to receive dividends.

         (d) Evidence of Award. Any Restricted Stock Award granted under the Plan may be evidenced in such manner as the Committee deems appropriate, including, without limitation, book-entry registration or issuance of a stock certificate or certificates.

11.      PHANTOM STOCK

         (a) Grants. Awards may be granted in the form of Phantom Stock Awards. Phantom Stock Awards shall entitle the Participant to receive the market value or the appreciation in value of an equivalent number of shares of Common Stock on a settlement date determined by the Committee.

         (b) Additional Terms and Conditions. The Committee may, consistent with the plan, by way of Award Agreement or otherwise, determine such other terms, conditions, restrictions or limitations, if any, on any Award of Phantom Stock.

12.      PAYMENT OF AWARDS

         Except as otherwise provided herein, Award Agreements may provide that, at the discretion of the Committee, payment of Awards may be made in cash, Common Stock, a combination of cash and Common Stock, or any other form of property as the Committee shall determine. Further, the terms of Award Agreements may provide for payment of Awards in the form of a lump sum or installments, as determined by the Committee.

13.      DIVIDENDS AND DIVIDEND EQUIVALENTS

         If an Award is granted in the form of a Restricted Stock Award, Phantom Stock Award or a Freestanding SAR, the Committee may choose, at the time of the grant of the Award, to include as part of such Award an entitlement to receive dividends or dividend equivalents, subject to such terms, conditions, restrictions or limitations, if any, as the Committee may establish. Dividends and dividend equivalents shall be paid in such form and manner and at such time as the Committee shall determine. All dividends or dividend equivalents which are not paid currently may, at the Committee's discretion, accrue interest or be reinvested into additional shares of Common Stock.

14.      TERMINATION OF EMPLOYMENT

         The Committee shall adopt Administrative Policies determining the entitlement of Participants who cease to be employed by either the Corporation or Subsidiary whether because of death, disability, resignation, termination or retirement pursuant to an established retirement plan or policy of the Corporation or of its applicable Subsidiary.

15.      ASSIGNMENT AND TRANSFER

         Unless the Committee otherwise determines, the rights and interests of a Participant under the Plan may not be assigned, encumbered or transferred except, in the event of the death of a Participant, by will or the laws of descent and distribution.

16.      ADJUSTMENTS UPON CHANGES IN CAPITALIZATION

         In the event of any change in the outstanding shares of Common Stock by reason of any reorganization, recapitalization, stock split, stock dividend, combination or exchange of shares merger, consolidation or any change in the corporate structure or shares of the Corporation, the maximum aggregate number and class of shares as to which Awards may be granted under the Plan and the shares issuable pursuant to then outstanding Awards shall be appropriately adjusted by the Committee whose determination shall be final.

17.      EXTRAORDINARY DISTRIBUTIONS AND PRO-RATA REPURCHASES

         In the event the Corporation shall at any time when an Award is outstanding make an Extraordinary Distribution (as hereinafter defined) in respect of Common Stock or effect a Pro- Rata Repurchase of Common Stock (as hereinafter defined), the Committee shall consider the economic impact of the Extraordinary Distribution or Pro-Rata Repurchase on Participants and make such adjustments as it deems equitable under the circumstances. The determination of the Committee shall, subject to revision by the Board of Directors, be final and binding upon all Participants.

         (a) As used herein, the term "Extraordinary Distribution" means any dividend or other distribution of

                  (x) cash, where the aggregate amount of such cash dividend or distribution together with the amount of all cash dividends and distributions made during the preceding twelve months, when combined with the aggregate amount of all Pro-Rata Repurchases (for this purpose, including only that portion of the aggregate purchase price of such Pro-Rata Repurchases which is in excess of the Fair Market Value of the Common Stock repurchased during such twelve month period), exceeds ten percent (10%) of the aggregate Fair Market Value of all shares of Common Stock outstanding on the record date for determining the shareholders entitled to receive such Extraordinary Distribution or

                  (y) any shares of capital stock of the Corporation (other than shares of Common Stock), other securities of the Corporation, evidences of indebtedness of the Corporation or any other person or any other property (including shares of any Subsidiary of the Corporation), or any combination thereof.

         (b) As used herein "Pro-Rata Repurchase" means any purchase of shares of Common Stock by the Corporation or any Subsidiary thereof, pursuant to any tender offer or exchange offer subject to Section 13(e) of the Exchange Act or any successor provision of law, or pursuant to any other offer available to substantially all holders of Common Stock; provided, however, that no purchase of shares of the Corporation or any Subsidiary thereof made in open market transactions shall be deemed a Pro-Rata Repurchase.

18.      WITHHOLDING TAXES

         The Corporation or the applicable Subsidiary shall be entitled to deduct from any payment under the Plan, regardless of the form of such payment, the amount of all applicable income and employment tax required by law to be withheld with respect to such payment or may require the Participant to pay to it such tax prior to and as a condition of the making of such payment. In accordance with any applicable Administrative Policies it establishes, the Committee may allow a Participant to pay the amount of taxes required by law to be withheld from an Award by withholding from any payment of Common Stock due as a result of such Award, or by permitting the Participant to deliver to the Corporation shares of Common Stock having a fair market value, as determined by the Committee, equal to the amount of such required withholding taxes.

19.      NONCOMPETITION PROVISION

         Unless the Award Agreement specifies otherwise, a Participant shall forfeit all unexercised unearned Awards if (i) in the opinion of the Committee, the Participant, without the written consent of the Corporation, engages directly or indirectly in any manner or capacity as principal, agent, partner, officer, director, employee, or otherwise, in any business or activity competitive with the business conducted by the Corporation or any Subsidiary; or
(ii) the Participant performs any act or engages in any activity which in the opinion of the Committee is detrimental to the best interests of the Corporation.

20.      REGULATORY APPROVALS AND LISTINGS

         Notwithstanding anything contained in this Plan to the contrary, the Corporation shall have no obligation to issue or deliver certificates of Common Stock evidencing Restricted Stock Awards or any other Award payable in Common Stock prior to (a) the obtaining of any approval from any governmental agency which the Corporation shall, in its sole discretion, determine to be necessary or advisable, (b) the admission of such shares to listing on the Stock Exchange, and (c) the completion of any registration or other qualification of said shares under any state or federal law or ruling of any governmental body which the Corporation shall, in its sole discretion, determine to be necessary or advisable.

21.      NO RIGHT TO CONTINUED EMPLOYMENT OR GRANTS

         Participation in the Plan shall not give any Key Employee any right to remain in the employ of the Corporation or any Subsidiary. The Corporation or, in the case of employment with a Subsidiary, the Subsidiary, reserves the right to terminate the employment of any Key Employee at any time. The adoption of this Plan shall not be deemed to give any Key Employee or any other individual any right to be selected as a Participant, to be granted any Awards hereunder or if granted an Award in any year, to receive Awards in any subsequent year.

22.      AMENDMENT

         The Committee may suspend or terminate the Plan at any time. In addition, the Committee may, from time to time, amend the Plan in any manner, but may not without shareholder approval adopt any amendment which would (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the number of shares of Common Stock which may be issued under the Plan (except as specified in Section 17), or (c) materially modify the requirements as to eligibility for participation in the Plan.

23.      GOVERNING LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of Ohio, except as preempted by applicable Federal law.

24.      CHANGE IN CONTROL

         (a) Stock Options. In the event of a Change in Control options not otherwise exercisable at the time of a Change in Control shall become fully exercisable upon such Change in Control.

         (b) Stock Appreciation Rights. In the event of a Change in Control, Tandem SARs not otherwise exercisable upon a Change In Control shall become exercisable to the extent that the related Stock Option is exercisable. Freestanding SARs not otherwise exercisable upon a Change In Control shall also become fully exercisable upon such Change In Control.

                  (i) The Corporation shall make payment to Participants with respect to SARs in cash in an amount equal to the appreciation in the value of the SAR from the base price specified in the Award Agreement to the Change In Control Price;

                  (ii) Such cash payments to Participants shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change In Control; and

                  (iii) After the payment provided for in (ii) above, Participants shall have no further rights under SARs outstanding at the time of such Change In Control.

         (c) Restricted Stock Awards. In the event of a Change In Control, all restrictions previously established with respect to Restricted Stock Awards will conclusively be deemed to have been satisfied. Participants shall be entitled to have issued to them the shares of Common Stock described in the applicable Award Agreements, free and clear of any restriction or restrictive legend, except that if upon the advice of counsel to the Corporation, shares of Common Stock cannot lawfully be issued without restriction, then the Corporation shall make payment to Participants in cash in an amount equal to the Change In Control Price of the Common Stock that otherwise would have been issued.

                  (i) Such cash payments to Participants shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change In Control; and

                  (ii) After the payment provided for in (i) above, Participants shall have no further rights under Restricted Stock Awards outstanding at the time of such Change In Control of the Corporation.

         (d)      Phantom Stock.  In the event of a Change In Control,

                  (i) all restrictions and conditions, if any, previously established with respect to Phantom Stock Awards will conclusively be deemed to have been satisfied and fulfilled Participants shall be entitled to receive Common Stock in satisfaction of their rights under Phantom Stock Awards in accordance with the amounts otherwise payable by the Corporation pursuant to the Award Agreement;

                  (ii) Such Common Stock shall be issued to Participants by the Corporation immediately upon the occurrence of such Change In Control; and

                  (iii) After the payment provided for in (ii) above, the Participants shall have no further rights under Phantom Stock Awards outstanding at the time of such change of control of the Corporation.

         (e) Directors' Stock Options. Directors' Stock Options not otherwise exercisable at the time of a Change In Control shall become fully exercisable upon such Change In Control; provided, however, that options shall not become exercisable under this provision prior to the expiration of six months from the date of grant.

                  (i) The Corporation shall make payment to Directors with respect to Options in cash in an amount equal to the appreciation in the value of the Option from the option exercise price specified in the Award Agreement to the Change In Control Price;

                  (ii) Such cash payments to Directors shall be due and payable, and shall be paid by the Corporation, immediately upon the occurrence of such Change In Control; and

                  (iii) After the payment provided for in (i) above, Participants shall have no further rights under Options outstanding at the time of such Change In Control.

         (f) Miscellaneous. Upon a Change In Control, no action shall be taken which would adversely affect the rights of any Participant or the operation of the Plan with respect to any Award to which the Participant may have become entitled hereunder on or prior to the date of he Change In Control or to which he may become entitled as a result of such Change In Control.

25.      NO RIGHT, TITLE, OR INTEREST IN CORPORATION ASSETS

         No Participant shall have any rights as a shareholder as a result of participation in the Plan until the date of issuance of a stock certificate in his name except, in the case of Restricted Stock wards, to the extent such rights are granted to the Participant under Section 10(c) hereof. To the extent any person acquires a right to receive payments from the Corporation under this Plan, such rights shall be no greater than the rights of an unsecured creditor of the Corporation.

26.      PAYMENT BY SUBSIDIARIES

         Settlement of Awards to employees of Subsidiaries shall be made by and at the expense of such Subsidiary. Except as prohibited by law, if any portion of an Award is to be settled in shares of Common Stock, the Corporation shall sell and transfer to the Subsidiary, and the Subsidiary shall purchase, the number of shares necessary to settle such portion of the Award.

       OM GROUP, INC.        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       The undersigned appoints James M. Materna, James P. Mooney and Michael J. Scott, or any of them, with full power of substitution, to vote the shares of the undersigned at the 1998 Annual Meeting of Stockholders of OM Group, Inc. to be held on May 5, 1998, and at any adjournment thereof as follows:

       THE BOARD OF DIRECTORS RECOMMENDS THAT VOTES BE CAST FOR PROPOSALS 1, 2,
                                       3 AND 4.

       1.  Election of Directors

             [ ] FOR all nominees listed below                [ ] WITHHOLD AUTHORITY
               (except as marked to the contrary below)         to vote all nominees listed below

                            Eugene Bak and Frank E. Butler

       (INSTRUCTION: if you wish to withhold authority to vote for any nominee, write that name on the line below.)

       -------------------------------------------------------------------------

       2. Amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, from 30,000,000 to 60,000,000.

                  [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

       3.  Approval of the 1998 Long-Term Incentive Compensation Plan.

                  [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

                                    (Continued and to be signed on reverse side)

       (Continued from other side)

       4. Confirmation of the Appointment of Ernst & Young LLP as Auditors of the Company.

                  [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

       5. In their discretion, upon all other matters properly brought before the meeting or any adjournment.

           IF NO SPECIFICATION IS MADE, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR ELECTION OF THE NOMINEES ABOVE AND IN FAVOR OF ITEMS 2, 3 AND 4.

                                                Dated: , 1998

                                                --------------------------------

                                                --------------------------------
                                                          Signature(s)

                                                Please sign exactly as name
                                                appears hereon. Joint owners
                                                should each sign. When signing
                                                as attorney, executor,
                                                administrator, trustee or
                                                guardian, give your full title
                                                as such. In case of a
                                                corporation, a duly authorized
                                                officer should sign on its
                                                behalf.

       OM GROUP, INC.        PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

       TO: NATIONAL CITY BANK, CLEVELAND, OHIO
         Trustee under the OMG Americas, Inc. Employees' Profit-Sharing Plan

       I hereby direct that the voting rights pertaining to shares of stock of OM Group, Inc. held by you, as Trustee, and allocated to my account shall be exercised at the 1998 Annual Meeting of Stockholders of said Company to be held on May 5, 1998, and at any adjournment thereof to vote:

       THE BOARD OF DIRECTORS RECOMMENDS THAT VOTES BE CAST FOR PROPOSALS 1, 2,
                                       3 AND 4.

       1.  Election of Directors

             [ ] FOR all nominees listed below                [ ] WITHHOLD AUTHORITY
               (except as marked to the contrary below)         to vote all nominees listed below

                            Eugene Bak and Frank E. Butler

       (INSTRUCTION: if you wish to withhold authority to vote for any nominee, write that name on the line below.)

       -------------------------------------------------------------------------

       2. Amendment of the Amended and Restated Certificate of Incorporation to increase the number of authorized shares of Common Stock, par value $.01 per share, from 30,000,000 to 60,000,000.

                  [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

       3.  Approval of the 1998 Long-Term Incentive Compensation Plan.
                  [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

                                    (Continued and to be signed on reverse side)

       (Continued from other side)

       4. Confirmation of the Appointment of Ernst & Young LLP as Auditors of the Company.

                  [ ] FOR           [ ] AGAINST           [ ] ABSTAIN

       5. In their discretion, upon all other matters properly brought before the meeting or any adjournment.

           IF NO SPECIFICATION IS MADE, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR ELECTION OF THE NOMINEES ABOVE AND IN FAVOR OF ITEMS 2, 3 AND 4.

                                                Dated: , 1998

                                                --------------------------------

                                                --------------------------------
                                                          Signature(s)

                                                Please sign exactly as name
                                                appears hereon. Joint owners
                                                should each sign. When signing
                                                as attorney, executor,
                                                administrator, trustee or
                                                guardian, give your full title
                                                as such. In case of a
                                                corporation, a duly authorized
                                                officer should sign on its
                                                behalf.